Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Interpublic Group of Companies, Inc. (the “Company”) of our report dated February 27, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 27, 2009. We also consent to the reference to us as “experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
May 28, 2009

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